Exhibit 21.01

LOEWS CORPORATION

Subsidiaries of the Registrant

December 31, 2008

Organized Under
Name of Subsidiary	Laws of		Business Names

CNA Financial Corporation	Delaware	)
The Continental Corporation	New York	)
Continental Casualty Company	Illinois	)	CNA Insurance
The Continental Insurance Company	Pennsylvania	)
Continental Assurance Company	Illinois	)
CNA Surety Corporation	Delaware	)

HighMount Exploration & Production LLC	Delaware	)	HighMount Exploration
& Production LLC

Boardwalk Pipeline Partners, LP	Delaware	)
Texas Gas Transmission, LLC	Delaware	)	Boardwalk Pipeline
Gulf South Pipeline Company, LP	Delaware	)

Loews Hotels Holding Corporation	Delaware	)	Loews Hotels Holding
Corporation

Diamond Offshore Drilling, Inc.	Delaware	)
Diamond M Corporation	Texas	)
Diamond Offshore Development Company	Delaware	)
Diamond Offshore Finance Company	Delaware	)
Diamond Offshore Management Company	Delaware	)
Diamond Offshore Company	Delaware	)
Diamond Offshore General Company	Delaware	)
Diamond Offshore Services Company	Delaware	)
Arethusa Off-Shore Company	Delaware	)
Arethusa/Zapata Off-Shore Brasil Ltda.	Brazil	)
Diamond M Servicios, S.A.	Venezuela	)
Diamond Offshore International Limited	Cayman Islands	)
Diamond Offshore (Bermuda) Limited	Bermuda	)
Diamond Offshore Drilling (Bermuda) Limited	Bermuda	)
Diamond Offshore (Brazil) L.L.C.	Delaware	)
Brasdril-Sociedade de Perfuracoes Ltda.	Brazil	)
Diamond Offshore Drilling (Overseas) L.L.C.	Delaware	)
Diamond Offshore Drilling (Nigeria) Limited	Nigeria	)
Mexdrill, L.L.C.	Delaware	)
Mexdrill Offshore, S. de R.L. de C.V.	Mexico	)
Offshore Drilling Services of Mexico, S. de R.L. de C.V.	Mexico	)
Diamond Offshore Drilling Company N.V.	Netherlands Antilles	)
Diamond Offshore Netherlands B.V.	The Netherlands	)	Diamond Offshore
Offshore Drilling Services (Netherlands) B.V.	The Netherlands	)
Diamond Offshore Drilling Limited	Cayman Islands	)
Diamond Hungary Leasing L.L.C.	Hungary	)
Diamond International Assets Limited	Cayman Islands	)
Diamond East Asia Limited	Cayman Islands	)
Diamond Offshore Limited	England	)
Diamond Offshore (Australia) L.L.C.	Delaware	)
Diamond Offshore Shield, L.L.C.	Delaware	)
Diamond Offshore Heritage, L.L.C.	Delaware	)
Diamond Offshore Enterprises Limited	England	)
Diamond Offshore Drilling (UK) Ltd.	England	)
Diamond Offshore Holding, L.L.C.	Delaware	)
Diamond Offshore Drilling Sdn. Bhd.	Malaysia	)
Diamond Offshore Leasing Ltd.	Malaysia	)
Diamond Offshore Services Limited	Bermuda	)
Diamond Offshore (USA) L.L.C.	Delaware	)
Diamond Offshore (Trinidad) L.L.C.	Delaware	)
Diamond Rig Investments Limited	England	)
M-S Drilling S.A.	Panama	)
Storm Nigeria Limited	Nigeria	)
Z North Sea, Ltd.	Delaware	)
Diamond Offshore Drilling (Netherlands) B.V.	The Netherlands	)
Afcons Arethusa Off-Shore Services Ltd.	India	)
Pt Aqza Dharma	Indonesia	)
Diamond Offshore (Singapore) Pte. Limited	Singapore	)

The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X, have been omitted.